Exhibit 99.1

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 AND 2012

MARCH 31, 2014 and 2013 (Unaudited)

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 AND 2012

MARCH 31, 2014 and 2013 (Unaudited)

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Paloma Pharmaceuticals, Inc.

Jamaica Plain, Massachusetts

We have audited the accompanying consolidated balance sheets of Paloma Pharmaceuticals, Inc. and subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity/(deficit) and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  Our audits considered internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paloma Pharmaceuticals, Inc. and subsidiary as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and as of December 31, 2012 had negative working capital, accumulated deficit and stockholders and members deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin LLP

Encino, California

June 11, 2014

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PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
ASSETS

Current assets
Cash	$7,519	$17,887	$1,278
Marketable securities	97,400	362,311	–
Prepaid expenses	19,632	4,771	13,432
Total current assets	124,551	384,969	14,710

Property and equipment, net	59,979	65,157	74,812
Intangible assets, net	753,346	631,695	763,313
Total assets	$937,876	$1,081,821	$852,835

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities
Accrued expenses and other current liabilities	694,205	370,857	487,284
Convertible promissory notes payable	665,000	665,000	665,000
Total current liabilities	1,359,205	1,035,857	1,152,284

Commitments and contingencies

Stockholders' equity/(deficit)
Common stock, par value $0.01. 10,000,000 shares authorized, 7,839,000 shares issued and outstanding for all periods presented	7,839	7,839	7,839
Additional paid-in-capital	7,524,343	7,524,343	7,524,343
Accumulated deficit	(7,970,192)	(7,255,812)	(7,831,766)
Accumulated other comprehensive income	16,681	(230,406)	135
Total shareholders' equity/( deficit)	(421,329)	45,964	(299,449)
Total liabilities and shareholders' equity/(deficit)	$937,876	$1,081,821	$852,835

See accompanying notes to financial statements.

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PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
			(unaudited)	(unaudited)

Revenues and gross margin	$–	$–	$–	$–

Operating expenses
General and administrative	370,264	389,155	98,006	58,875
Legal and professional services	100,727	49,999	1,725	39,659
Research and development	–	20,963	3,600	–
Depreciation	5,178	5,176	1,856	1,295
Total operating expenses	476,169	465,293	105,187	99,829

Loss from operations	(476,169)	(465,293)	(105,187)	(99,829)

Other (income)/expenses
(Gain)/loss from investment in marketable securities	184,127	76,373	(18,243)	5,509
Interest expense	119,699	118,693	29,925	29,925
Other income	(65,615)	(38,083)	(7,129)	(63,910)
Total other (income)/expenses	238,211	156,983	4,553	(28,476)

Net loss	$(714,380)	$(622,276)	$(109,740)	$(71,353)

Basic and fully-diluted net loss per share	$(0.09)	$(0.08)	$(0.01)	$(0.01)
Basic and fully-diluted weighted average shares outstanding	7,839,000	7,839,000	7,839,000	7,839,000

See accompanying notes to financial statements.

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PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS'/MEMBERS' DEFICIT

					Accumulated	Total
			Additional		Other	Shareholders'
	Common Stock		Paid-In	Accumulated	Comprehensive	Equity/
	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance at December 31, 2011	7,877,428	$7,878	$7,524,304	$(6,633,536)	$–	$898,646

Net loss	–	–	–	(622,276)	–	(622,276)
Net unrealized gain on available-for-sale securities	–	–	–	–	(230,406)	(230,406)
Balance at December 31, 2012	7,877,428	7,878	7,524,304	(7,255,812)	(230,406)	45,964

Net loss	–	–	–	(714,380)	–	(714,380)
Net unrealized gain on available-for-sale securities	–	–	–	–	247,087	247,087
Balance at December 31, 2013	7,877,428	$7,878	$7,524,304	$(7,970,192)	$16,681	$(421,329)

See accompanying notes to financial statements.

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PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
			(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(714,380)	$(622,276)	$(109,740)	$(71,353)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,178	5,176	1,856	1,295
Realized (gain)/loss from sale of marketable securities	(184,127)	76,373	18,243	5,509
Decrease/(Increase) in assets
Accounts receivable	–	140,050	(8,798)	–
Marketable securities	392,855	36,045	18,612	–
Prepaid expenses	(14,861)	(335)	6,200	1,507
Intangible assets	(121,651)	(121,215)	–	(13,036)
Increase in liabilities:
Accrued expenses	323,347	51,513	23,801	61,590
Net cash provided by (used in) operating activities	(313,639)	(434,669)	(49,826)	(14,488)

Cash flows from financing activities:
Proceeds from sale of marketable securities	303,271	59,327	43,585	5,009
Net increase/(decrease) in cash and equivalents	(10,368)	(375,342)	(6,241)	(9,479)

Cash and equivalents, beginning of period	17,887	393,229	7,519	17,887

Cash and equivalents, end of period	$7,519	$17,887	$1,278	$8,408

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$–	$–	$–	$–
Cash paid during the period for income taxes	$–	$–	$–	$–

See accompanying notes to financial statements.

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PALOMA PHARMACEUTICALS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

MARCH 31, 2014 AND 2013 (UNAUDITED)

1. Nature of Operations

Paloma Pharmaceuticals, Inc. (the “Company”) is an early stage drug development company focusing on pathologies showing an aberrant up-regulation of the PI3K/Akt/mTOR pathway including cancer, ocular diseases (macular degeneration and diabetic retinopathy), arthritis, fibrotic diseases (renal and pulmonary fibrosis), CNS (epilepsy and neurodegenerative diseases), antiviral (HIV/AIDS) and skin diseases (psoriasis, atopic dermatitis and photodamage/wrinkling). The Company is headquartered in Jamaica Plain, Massachusetts, and is incorporated in the state of Delaware.

For the periods presented herein, Dr. David Sherris, the founder and Chief Executive Officer of both companies, owned 89% of the outstanding stock of VasculoMedics, Inc. (“VasculoMedics”) with the Company owning the other 11%. For accounting purposes Paloma and VasculoMedics are considered to be under common control and the financial statements of VasculoMedics are consolidated with those of the Company. VasculoMedics had no operations, assets or liabilities during the periods presented herein.

VasculoMedics was founded as a platform epigenetic company to develop orally available small molecular inhibitors of zinc finger transcription factors. Zinc finger transcription factors are a subset of transcription factors utilizing zinc at its core for activity. Transcription factors are proteins that bind to specific parts of DNA that control the transfer of genetic information from DNA to RNA. RNA in turn directs the protein making machinery to manufacture one or more proteins controlled by the transcription factor. Hence, by inhibition of a transcription factor, one can specifically inhibit the synthesis of one or more proteins controlled by the particular transcription factor. Many diseases can be linked to the activation of particular proteins whose synthesis is controlled by transcription factors. Inhibition of such transcription factors could then be able to control disease pathology.

2. Going concern

The Company has suffered losses from operations and lacked liquidity to meet its then-current obligations at March 31, 2014. The Company had net losses in 2013 and 2012 of $714,380 and $622,276, respectively and net losses of $109,740 and $71,353 for the three months ended March 31, 2014 and 2013, respectively. As of March 31, 2014, the Company had negative working capital of $1,234,654 and an accumulated deficit of $8,059,896. The Company had a total of $665,000 of promissory notes that were in default as of March 31, 2014.

As noted in Footnote 14 “Subsequent Events,” the Company merged with RestorGenex Corporation (“RestorGenex”) on March 28, 2014. Between April 29, 2014 and May 21, 2014, RestorGenex raised $28,367,740 from the sale of its common stock and warrants and realized $24,758,466 after payment of fees, offering expenses and certain payables. However, given the RestorGenex’s plans to grow its existing businesses and potentially pursue acquisitions, this funding may not be sufficient and RestorGenex may need to raise additional capital in the future to fully implement its business plan.

The financial statements were prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern.

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3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and VasculoMedics. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from management’s estimates if past experience or other assumptions, while reasonable when made, do not turn out to be substantially accurate.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with original maturities of 90 days or less at the date of acquisition that are not restricted as to withdrawal or use to be cash and cash equivalents.

Marketable Securities

The Company has kept a portion of its cash invested in the Eaton Vance Tax-Managed Global Diversified Equity Income Fund, which invests in a diversified portfolio of domestic and foreign common stocks with an emphasis on dividend-paying stocks and writes call options on one or more U.S. and foreign indices with respect to a portion of the value of its common stock portfolio to generate current cash flow from the options premium received. The Fund evaluates returns on an after tax basis and seeks to minimize and defer federal income taxes incurred by shareholders in connection with their investment in the Fund. This investment is not covered by FDIC or other government insurance and is marked to market for each of the periods presented herein, resulting in gains and losses.

Warrants and Options

In connection with the issuance of common stock and convertible debt, the Company had outstanding warrants to purchase 1,513,119 shares of common stock at prices between $3.00 and $4.80 during 2012. During 2013, warrants to purchase 541,640 shares of common stock at $3.00 expired without exercise. The value of these warrants using the Black-Scholes model was deemed to be immaterial and no allocation of value was made to these warrants. Need to include options

Fair Value of Financial Instruments

Financial instruments primarily consist of cash, cash equivalents and investments in marketable securities. As of December 31, 2013, December 31, 2012, and March 31, 2014, the carrying amounts of these instruments approximate their fair values. The estimated fair values have been determined from information obtained from market sources and management estimates.

In determining the fair value of its financial assets and liabilities, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:

Level 1	–	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access

Level 2	–	Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly

Level 3	–	Valuations based on inputs that are unobservable and significant to the overall fair value measurement

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The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of December 31, 2013:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets Marketable securities	$97,400	$97,400	$ –	$ –

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets Marketable securities	$362,311	$362,311	$ –	$ –

The availability of observable inputs can vary among the various types of financial assets and liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for financial statement disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is categorized is based on the lowest level input that is significant to the overall fair value measurement.

For the three months ended March 31, 2014, there were no remeasurements to fair value of financial assets and liabilities that are not measured at fair value on a recurring basis.

Off-Balance-Sheet Risk and Concentrations of Credit Risk

The Company has no off-balance sheet risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially subject the Company to concentration of credit risks are principally cash, cash equivalents, short-term investments. The Company invests its cash, cash equivalents, and short-term investments with high credit quality financial institutions and monitors the amount of credit exposure to any one financial institution. The Company maintains its cash in bank deposit accounts, which at times may exceed world-wide federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Research and Development Expenses

Research and development costs are expensed as incurred and were $0 and $20,963 for 2013 and 2012, respectively. For the three months ended March 31, 2014 and 2013, research and development costs were $3,600 and $0, respectively.

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Property and Equipment

Property and equipment is stated at cost. Major renewals, additions and betterments are charged to property accounts while replacements and maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the period incurred.

The Company records depreciation and amortization using the straight-line method, over the estimated useful life of each asset, as follows:

Asset Category	Estimated Life
Laboratory equipment	7 years
Computer equipment	3 years
Furniture, fixtures and office equipment	5 years
Leasehold improvements	The lesser of the economic life or the term of the lease

Property and equipment consists of the following at December 31:

	2013	2012

Laboratory equipment	$5,239	$5,239
Computer equipment	6,778	6,778
Furniture, Fixtures and Office equipment	11,214	11,214
Leasehold improvements	85,000	85,000
Total property and equipment, gross	108,231	108,231
Accumulated depreciation	(48,252)	(43,074)
Total property and equipment, net	$59,979	$65,157

Depreciation expense was $5,178 and $5,176 for the years ended December 31, 2013 and 2012, respectively. Depreciation expense was $1,856 and $1,295 for the three months ended March 31, 2014 and 2013, respectively.

Patents

Paloma has developed a non-steroidal, synthetic, small molecule drug library for dermatology (psoriasis, atopic dermatitis, rosacea, actinic keratosis, keloid and hypertrophic scarring, Dupuytren’s disease, bullous blistering diseases), ocular disease, cancer, pulmonary fibrosis, CNS (Huntington’s disease and infantile spasm, a form of childhood epilepsy), biodefense and anti-viral application. The lead product, P529, targets and inhibits the PI3K/Akt/mTOR signal transduction pathway, specifically as a first-in-class allosteric, dual TORC1/TORC2 dissociative inhibitor.

The Paloma patent portfolio comprises four patent families:

•	Family 1 is entitled “Compositions and Methods to Treat Skin Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 1 is directed to, inter alia, specific compounds, including P529, and methods of preventing and/or treating skin diseases comprising administering compounds of the invention.

o	A patent from this family recently issued in China. The patent, which will expire in October 2026, includes claims directed to a composition for preventing or treating a skin disease comprising P529.

o	We expect to receive a Notice of Allowance for the U.S. application from this family this year. A pending claim in the U.S. application is specifically directed to P529 which, upon the patent issuing, will prevent all unauthorized uses of P529.

o	P529 and other compounds of interest have been found to be novel and inventive by, among others, the U.S., European, Japanese, and Chinese patent offices.

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•	Family 2 is entitled “Compositions and Methods to Treat Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 2 is directed to, inter alia, a genus of compounds (Formula I), encompassing P529, and methods of preventing and/or treating a variety of diseases including cancer, abnormal wound healing, uncharacteristic proliferation of fibrovascular or fibrous tissue, psoriasis, atopic dermatitis, and photodamage.

o	A patent from this family recently issued in the U.S. as U.S. Patent No. 8,475,776, which will expire in 2030. The issued claims are directed to a composition comprising a compound Formula I and a method of treating cancer comprising administering an effective amount to a subject a composition of claim 1. A continuing application has been filed.

o	A patent from this family recently issued in China. The patent, which will expire in February 2027, includes claims directed to a composition comprising P529.

•	Family 3 is entitled “Methods of Treating Fibrotic Disorders.” Family 3 is directed to, inter alia, methods of preventing and/or treating fibrotic disorders, such as pulmonary fibrosis, comprising administering P529.

•	Family 4 is entitled “Radiation Countermeasure Agents.” Family 4 is directed to, inter alia, methods for reducing radiation damage comprising administering P529.

U.S. patents that issue from Family 1 and from Family 2 will expire, at the earliest, in April 2026. U.S. patents that issue from Family 3 will expire, at the earliest, in March 2029. U.S. patents that issue from Family 4 will expire, at the earliest, in February 2032. Patent term extension, based on delays in obtaining regulatory approval, and pediatric exclusivity could extend the patent term for a selected patent up to 5.5 years.

European patents that issue from Family 1 will expire, at the earliest, in October 2026. European patents that issue from Family 2 will expire, at the earliest, in February 2027. European patents that issue from Family 3 will expire, at the earliest, in March 2029. A supplementary protection certificate (SPC), based on delays in obtaining regulatory approval, could extend the patent term for a selected patent up to five years. In addition, there will be at least 10 years market exclusivity from the date of approval in Europe. No other company can submit an application for approval based on data Paloma submits for 8 years, and no other company can actually be approved based on data Paloma submits for 10 years. An additional year could be available on the basis of an additional approval, for example for a new indication. Practically speaking, this blocks any generic companies from getting approval for 10-11 years, because generic companies do not normally independently generate the preclinical/phase 1/2/3 data necessary for approval − they normally rely on simple bioequivalence studies referencing the originator's safety and efficacy data. The market exclusivity is independent of patent protection.

Intangible assets are the total of legal costs for obtaining the patents and submitting patent applications and are being amortized over the expected useful lives of the patent:

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013

Amortization expense	$50,223	$39,481	$13,631	$12,556

Estimated remaining life in years	15	16	14	15

3. Rent

The Company has an informal agreement to reimburse Dr. David Sherris, founder and Chief Executive Officer, rent for office space in Jamaica Plain, Massachusetts. The rent reimbursed for the years 2013 and 2012 was $15,000 and $9,000 respectively and rent reimbursement for the three months ended March 31, 2014 and 2013 was $3,000 and $6,000, respectively

4. Litigation

There was no litigation during or subsequent to the periods presented.

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5. New Accounting Pronouncements

The FASB has issued ASU No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in US GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): “Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force)”. ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current US GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update ASU N0. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

This amendment is effective for public entities for fiscal years beginning after December 15, 2016 and interim periods within those years. Early application is not permitted. The company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

6. Common Stock

The Company has 10,000,000 authorized shares of common stock with a par value of $0.01 per share. As of December 31, 2013, December 31, 2012 and March 31, 2014, there were 7,839,000 shares of common stock outstanding.

7. Warrants

Between July 2006 and December 2011, the Company issued warrants to purchase 1,513,119 shares of the Company’s common stock in connection with the issuance of common stock and convertible debt, of which 541,640 of these warrants expired on or prior to December 31, 2013 without exercise. As of December 31, 2013 there were warrants to purchase 971,479 shares of common stock. Each outstanding warrant entitles the holder to purchase a share of Common Stock at price that range between $4.00 and $4.80 per share. All warrants were eliminated with the merger of the Company into RestorGenex on March 28, 2014.

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	Warrants Outstanding				Warrants Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
		Range of	Remaining	Average		Remaining	Average
	Warrants	Exercise	Life in	Exercise	Warrants	Life in	Exercise
	Outstanding	Prices	Years	Price	Exercisable	Years	Price
As of December 31, 2011	1,513,119	$3.00-$4.80	2.9	$4.01	1,513,119	2.9	$4.01
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
Canceled	–	–	–	–	–	–	–
As of December 31, 2012	1,513,119	$3.00-$4.80	1.9	$4.01	1,513,119	1.9	$4.01
Cancelled	(541,640)	$3.00	–	$3.00	(541,640)	–	$3.00
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of December 31, 2013	971,479	$4.00-$4.80	1.7	$4.57	971,479	1.7	$4.57
Cancelled	(971,479)	$4.00-$4.80	–	$4.57	(971,479)	–	$4.57
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of March 31, 2014	–				–

The Warrants may be exercised in whole or in part at any time over certain time periods. The Company measured the securities relative fair values as codified in ASC470-20-25 and the fair value of the warrants issued to the debt holders was calculated utilizing the Black-Scholes option pricing model and were deemed to be immaterial. Accordingly no allocation was made between the value of the common stock or convertible preferred debt and the warrants. The following assumptions were used in calculating the Black-Scholes value for these warrants:

Estimated fair value of underlying common stock	$0.05
Remaining life	7.0
Risk-free interest rate	1.55% - 5.03%
Expected volatility	203%
Dividend yield	–

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8. Options

Between 2006 and 2013, the Company issued options for compensation as shown in the following table. All options were eliminated with the merger of the Company into RestorGenex on March 28, 2014.

	Options Outstanding				Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
		Range of	Remaining	Average		Remaining	Average
	Options	Exercise	Life in	Exercise	Options	Life in	Exercise
	Outstanding	Prices	Years	Price	Exercisable	Years	Price
As of December 31, 2011	1,898,500	$2.50-$4.25	7.3	$2.84	1,097,429	7.3	$2.72
Canceled	–	–	–	–	–	–	–
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of December 31, 2012	1,898,500	$2.50-$4.25	6.3	$2.84	1,355,571	6.3	$2.77
Canceled	234,000	$2.50-$3.00	–	$2.88	234,000	–	$3.00
Exercised	–	–	–	–	–	–	–
Granted	186,000	$2.50-$3.00	6.5	$2.52	108,857	6.6	$2.53
As of December 31, 2013	1,850,500	$2.50-$4.25	5.8	$2.89	1,230,429	6.1	$2.86
Canceled	1,850,000	$2.50-$4.50	5.8	2.89	1,230,429	6.1	$2.86
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of March 31, 2014	–

The Company measured the securities relative fair values as codified in ASC470-20-25 and the fair value of the warrants issued to the debt holders was calculated utilizing the Black-Scholes option pricing model and were deemed to be immaterial. The Black Scholes expense for these March 27, 2013 warrants was calculated using the following assumptions. The fair value of the underlying common stock was based on the sale of 139,167 shares of common stock at $3.00 by the Company during the three months ended June 30, 2013.

Estimated fair value of underlying common stock	$3.00
Remaining life	5.0
Risk-free interest rate	0.35%
Expected volatility	141%
Dividend yield	–

The results of the Black-Scholes analysis was a total expense of $xxx,xxx, of which $xx,xxx and $xx,xxx was realized as expenses in the years ended December 31, 2013 and 2012, respectively, and $xx,xxx and $xx,xxx was realized as expenses in the three months ended March 31, 2014 and 2013.

9. Prepaid Expenses

This relates to prepaid premium balance for Directors and Officers insurance.

10. Accrued Expenses

Need a table

11. Related Party Transactions

Disclosure on leasehold improvements and rent for space at Dr. Sherris’ home.

12. Commitments and Contingencies

Need a table for debt and contracted salaries.

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13. Income Taxes needs to be completed

Significant components of the Company's deferred tax assets for federal income taxes consisted of the following:

	2013	2012

Deferred tax assets:
Net operating loss carryforwards	$8,295,095	$7,544,715
Depreciation and amortization	(5,178)	(5,176)
Deferred compensation	150,000
Other	184,127	76,373
Total gross deferred tax assets	8,588,044	7,615,912
Valuation allowance	(8,588,044)	(7,615,912)
Total deferred tax assets	$–	$–

The Company had net operating loss carry-forwards (“NOL”) for federal and state income tax purposes of approximately:

	December 31,
	2013	2012
Combined NOL Carryforwards:
Federal	$	$
Massachusetts

As noted in Footnote 14 “Subsequent Events,” the Company merged into RestorGenex on March 28, 2014 and all common stock, warrants and options were eliminated. The utilization of net operating loss carry-forwards is fully-impaired as a result of this ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions. The Company recorded a 100% valuation allowance on the deferred tax assets at December 31, 2013 and 2012 because of the uncertainty of their realization.

A reconciliation of income tax credits computed at the federal statutory rate to that recorded in the financial statements for 2013 and 2012 is as follows:

	December 31,2013	December 31,2012
Rate reconciliation
Federal tax at statutory rate
State tax, net of federal benefit
Change in valuation allowance
Tax provision

14. Subsequent Events

On March 3, 2014, the Company entered into an Agreement and Plan of Merger with RestorGenex. On March 28, 2014, the merger with RestorGenex was closed and the holders of Paloma Common Stock and its derivative securities received an aggregate of 2,500,000 RestorGenex common shares. RestorGenex also assumed the promissory notes of the Company in the aggregate amount (principal and interest) of approximately $1,151,315 to be paid on the first anniversary of the closing of the Paloma merger. The 2,500,000 shares were valued at $2.50 per share, which was the closing market price of RestorGenex’s common stock on March 3, 2014, resulting in $6,250,000 of stock consideration plus the $1,151,315 of assumed debt for a total consideration of $7,401,315. Following this merger, all common stock, warrants and options of the Company were eliminated.

Also on March 3, 2014, the Company entered into an Agreement and Plan of Merger for RestorGenex to acquire VasculoMedics and pursuant to which RestorGenex agreed to acquire all of the capital stock of VasculoMedics with VasculoMedics becoming a wholly-owned subsidiary of RestorGenex. The VasculoMedics Merger was concurrently closed with and as a condition to the closing of the Paloma Merger on March 28, 2013, with RestorGenex issuing an aggregate of 220,000 common shares to the VasculoMedics stockholders. These shares were valued at $2.50 per share, which was the closing price of RestorGenex’s common stock on March 3, 2014, resulting in $550,000.

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